UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   March 4, 2005

CapSource Financial, Inc.
(Exact Name of Registrant as Specified in Charter)

Colorado	1-31730	84-1334453
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

2305 Canyon Boulevard, Suite 103, Boulder, CO 80302
(Address of Principal Executive Offices)

(303) 245-0515
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On March 4, 2005, the Board of Directors of CapSource Financial, Inc. (the “Company”) dismissed KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm and appointed BDO Hernandez Marron y Cia S.C. (“BDO”) as the Company’s independent registered public accounting firm.

The reports by KPMG with respect to the Company’s financial statements for each of the years ended December 31, 2002 and 2003 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2002 and 2003, and any subsequent interim period through the date of dismissal, January 1, 2004 through March 4, 2005, there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.

During the fiscal years ended December 31, 2002 and 2003, and through the date of this disclosure, KPMG did not advise the Company with respect to any matters described in paragraphs (a)(1)(iv)(B) through (D) of Item 304 of Regulation S-B.

During the fiscal years ended December 31, 2002 and 2003, and through the date of this disclosure, the Company did not consult with BDO regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements; (iii) any matter that was either the subject of a disagreement or event identified in response to paragraph 304(a)(1)(iv) of Item 304 of Regulation S-B.

The Company has provided KPMG with a copy of the foregoing disclosure and requested that KPMG furnish a letter to the SEC stating whether KPMG agrees or disagrees with the statements made by the issuer and, if not, stating the respects in which it does not agree. The letter from KPMG is attached as Exhibit 16 to this report.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

(16) Letter from KPMG LLP to the Securities and Exchange Commission dated March 8, 2005.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSOURCE FINANCIAL, INC. (Registrant)
Dated: March 18, 2005	By:	/s/ Steven E. Reichert

Name: Steven E. Reichert Title: Vice President and General Counsel